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                                                                     Exhibit 10d

              AMENDED AND RESTATED AGREEMENT FOR EXCHANGE OF STOCK

                                     BETWEEN

                                  DAVID WALLACE

                                       AND

                               POWERTEL USA, INC.

                                    REGARDING

                                 DIEGO TEL, INC.



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                              AMENDED AND RESTATED
                         AGREEMENT FOR EXCHANGE OF STOCK


         This amended and restated agreement ("AGREEMENT") is entered into this date and is effective as of February 12, 1998 by and among (i) POWERTEL USA, INC., a corporation incorporated under the laws of Delaware with its principal place of business situated in East Lansing, Michigan ("POWERTEL"), (ii) DIEGO TEL, INC. a Nevada corporation with its principal place of business situated in Sarasota, Florida ("DIEGOTEL"), and (iii) DAVID L. WALLACE, an individual residing in Sarasota, Florida ("WALLACE"), who owns 100% of the issued and outstanding Common Stock of DIEGOTEL.


                                    RECITALS

         WHEREAS, WALLACE is the owner of 100% the issued and outstanding shares of DIEGOTEL; and

         WHEREAS, DIEGOTEL is engaged in the business of purchasing and reselling long distance telecommunication services and related activities ("BUSINESS"); and

         WHEREAS, WALLACE desires to exchange with POWERTEL common stock of POWERTEL in exchange for 100% of the common stock of the DIEGOTEL and POWERTEL desires to exchange stock as noted above; and

         WHEREAS, for federal income tax purposes, it is intended that this transaction shall qualify as a "reorganization" within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended; and

         WHEREAS, DIEGOTEL desires to guarantee the obligations of WALLACE pursuant to this AGREEMENT; and

         WHEREAS, this AGREEMENT is specifically contingent upon confirmation by the Bankruptcy Court of the Plan of Reorganization to be filed by POWERTEL with the Bankruptcy Court (the "CONFIRMATION"),

         WHEREAS, the Parties to this Agreement have previously executed a document entitled "Agreement for Exchange of Stock" executed February 12, 1997, (the "Initial Agreement"); and

         WHEREAS, the Parties have decided to amend and restate the Initial Agreement in order to incorporate certain supplemental terms and modifications.



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         NOW, THEREFORE, in consideration of the foregoing, the payment of
$100,000.00 to POWERTEL by WALLACE in the form of a promissory note and the exchange of stock pursuant to this AGREEMENT and the representations, warranties, covenants, and mutual promises contained herein, the parties hereto, intending to be legally bound, do agree as follows:

                                   SECTION 1.

                           EXCHANGE OF SHARES OF STOCK

         1.1 Exchange. At CLOSING as defined in Section 9 of this AGREEMENT, WALLACE shall tender to POWERTEL 100% of the issued and outstanding shares of common stock of DIEGOTEL ("SHARES") and a Promissory Note in the amount of $100,000.00 in consideration of the tender by POWERTEL of the Class A Common Stock of POWERTEL as provided in this AGREEMENT.

         1.2 Conveyance of Title. The conveyance of title to the SHARES shall be effective as of the CLOSING by the delivery of the stock certificates therefor at the CONFIRMATION duly endorsed for transfer to POWERTEL.

         1.3 Exclusive Nature of Agreement. This AGREEMENT shall preclude and restrict WALLACE from entertaining other offers of sale or exchange of the SHARES.

                                   SECTION 2.

                 CONSIDERATION AND POST-CONFIRMATION ADJUSTMENT

         2.1 Adjustment. In consideration of the tender to POWERTEL of 100% of the issued and outstanding common stock of DIEGOTEL, POWERTEL shall forthwith tender to the escrow agent an amount of the issued and outstanding Class A Common Stock of POWERTEL such that the escrow agent will hold Thirty-Five (35%) percent of the issued and outstanding Class A Common Stock of POWERTEL. In the event that POWERTEL, as a result of its Plan of Reorganization or any settlements of any claims (except those of the disputed class) issues additional Class A Common Stock or effects a reverse stock split at any time before the tenth day following the Effective Date of the Plan of Reorganization, then the number of shares of Class A Common Stock issued to the escrow agent shall be adjusted to Thirty-Five 35.0% of the issued and outstanding Class A Common Stock of POWERTEL subsequent to implementation of the Plan of Reorganization and distribution to WALLACE on a pro rata basis.

         2.2 Escrow of POWERTEL Class A Common Stock and Post CONFIRMATION Adjustment of Purchase Price. Because WALLACE has made certain representations to POWERTEL respecting the business affairs of DIEGOTEL and its future financial performance WALLACE agrees as follows:



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                  a) The Class A Common Stock of POWERTEL to be issued pursuant to Section 2.1 of this AGREEMENT shall be held in escrow as provided in Section 2.2(d) for up to a thirty month term after the Distribution Date in POWERTEL'S Plan.

                  b) The Class A Common Stock held in escrow shall be restricted stock pursuant to the Securities Act of 1933 and shall be separated into 10 equal allotments, each of which shall be referred to as a 10 percent allotment. The escrow agent shall release a 10 percent allotment at the end of the month in which POWERTEL receives telecommunications revenue in excess of $100,000. The escrow agent shall release an additional 10 percent allotment for each additional incremental increase of $100,000 of telecommunications revenue more than the month before. The 10 percent allotments shall be distributed to WALLACE at no more than monthly intervals. To receive all ten allotments, POWERTEL must receive telecommunications revenue in excess of 4.5 million dollars within thirty months after the Distribution Date in POWERTEL'S Plan.

                  c) If shares remain in the escrow at the end of thirty months, than the escrow shall release the remaining shares within 30 days. In no event shall the escrow agent return the unissued shares to POWERTEL if the telecommunications revenue exceeds 4.5 million dollars. If the total telecommunications revenue is less that 4.5 million dollars then the remaining shares shall be distributed on a pro rata basis among WALLACE and POWERTEL based upon a formula for distribution set forth in Section 2.2.

                  d) All stock and transfer ledgers to be exchanged pursuant to this AGREEMENT shall be held in escrow by Walter & Haverfield, P.L.L. of Cleveland, Ohio, (the "Escrow Agent"), legal counsel to POWERTEL. In the event that either (a) the Bankruptcy Court refuses to ratify this AGREEMENT, (b) the Plan of Reorganization is not confirmed, or (c) POWERTEL elects to terminate this AGREEMENT, this AGREEMENT shall be deemed to be null and void and the Escrow Agent shall return the stock to the grantor from whom it was received, otherwise the stock shall be exchanged and distributed by the Escrow Agent pursuant to the terms of this AGREEMENT.

                  e) During the period of time that the stock is held in escrow, POWERTEL shall have full power to vote all shares in escrow.

                                   SECTION 3.

                    REPRESENTATIONS AND WARRANTIES OF WALLACE

         Unless otherwise set forth in writing to POWERTEL, WALLACE represents and warrants to the best of his knowledge as follows:

         3.1 Corporate Status. DIEGOTEL is duly organized, validly existing, and in good standing under the laws of the state of Nevada and has the power and authority to own its properties and to conduct its business as now being conducted. DIEGOTEL does not have any subsidiaries and


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does not own any stock in any other corporation or have any investments in any partnerships or joint ventures.

         3.2 Capitalization. The authorized stock of DIEGOTEL consists solely of 25,000 shares of common stock with par value of $0.001 per share of which only the SHARES are issued and outstanding. The SHARES constitute all of the issued and outstanding shares of stock of DIEGOTEL. The SHARES are validly issued, fully paid and non-assessable.

         3.3 Ownership of Shares. WALLACE is the owner of the 25,000 of SHARES and in the aggregate owns 100% of the issued and outstanding SHARES of DIEGOTEL. WALLACE has title to the SHARES free and clear of any and all liens and encumbrances.

         3.4 Consent of Third Parties. This AGREEMENT is legally binding upon WALLACE and the consummation of the transactions contemplated hereby in accordance with the terms hereof does not require the consent of any third party.

         3.5 Financial Statements and Pro Form Financial Projections. If requested by POWERTEL, within sixty (60) days of the date of this AGREEMENT, WALLACE shall cause DIEGOTEL to prepare balance sheets, income statements and related schedules and footnotes for DIEGOTEL'S fiscal period commencing in 1997 with the date of incorporation and continuing through December 31, 1997 ("FINANCIAL STATEMENT") which FINANCIAL STATEMENT shall accurately and fairly reflect the financial condition of DIEGOTEL as of the dates indicated thereon, and the results of the operations of DIEGOTEL for the respective fiscal periods then ended. In addition to the foregoing, to the best of WALLACE'S knowledge, the pro forma financial projections for DIEGOTEL previously provided to POWERTEL and WALLACE accurately and fairly reflect the current and future financial condition of DIEGOTEL as of the dates indicated thereon, and the results of the operations of DIEGOTEL for the respective fiscal periods then ended, subject to the assumptions and representations set forth therein.

         3.6 Absence of Certain Changes. The business operations of DIEGOTEL have been conducted prudently and in the ordinary course of business and there has been no material change in the financial condition, results of operations, business, business prospects, capitalization or any increase in the compensation of DIEGOTEL'S employees, if any.

         3.7 Liabilities. To the best of WALLACE'S knowledge (i) as of the date of the last FINANCIAL STATEMENT, DIEGOTEL did not have any liabilities, whether absolute, accrued, contingent or otherwise, that are not disclosed in the FINANCIAL STATEMENT attached hereto, and (ii) there was no basis upon which any person could assert a liability against DIEGOTEL which was not disclosed on the last FINANCIAL STATEMENT. Since the date of the last FINANCIAL STATEMENT, DIEGOTEL has not incurred any liabilities not in the ordinary course of business, and to the best of WALLACE'S knowledge there is presently no basis upon which a person could assert such a liability, nor has any person asserted the existence of such a liability.



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         3.8 Tax Matters. DIEGOTEL'S federal, state and local tax returns for
1997 have not been filed or audited. There are no pending tax examinations of, or tax claims asserted against, DIEGOTEL and there are no known bases for any such claims. DIEGOTEL has not granted any extension of any limitation period applicable to tax claims which extension is still in effect and has not filed a consent under Section 341(f) of the Internal Revenue Code of 1986. DIEGOTEL has never filed an election to be taxed as a small business corporation pursuant to IRC Section 1361. DIEGOTEL is and has not been a member of a "control group" as defined in IRC Section 1563 or an affiliated group as defined in IRC
Section 1504.

         3.9 Title to Property. DIEGOTEL has good and marketable title to all of its assets free and clear of all liens and encumbrances. DIEGOTEL'S use of intangibles has not and will not infringe the rights of any other person. The rights, properties and other assets presently owned, leased or licensed by DIEGOTEL and described in this AGREEMENT include all rights, properties and other assets necessary to permit DIEGOTEL to conduct its business in the same manner as its business has been conducted.

         3.10 Receivables. All of the receivables of DIEGOTEL are reflected on the books of DIEGOTEL and are considered to be collectible or have been collected as of the CLOSING.

         3.11 Inventories. The inventories of DIEGOTEL, if any, are of a quality and quantity to be usable and salable in the ordinary course of DIEGOTEL'S business.

         3.12 Condition of Tangible Property. The equipment, and other tangible property of DIEGOTEL are, to the best of WALLACE'S knowledge, in good condition and repair, and are adequate for the uses to which such property is put in the conduct of the BUSINESS. WALLACE has no knowledge of any defects in any of such tangible property.

         3.13 Condemnation. No property owned or leased by DIEGOTEL is subject to any governmental decree or order, or to the best of WALLACE'S knowledge, threatened or proposed order to be sold or taken by any public authority.

         3.14 Schedule of Contracts. Upon request for POWERTEL, WALLACE shall prepare a complete list of all contracts of any type, other than insurance policies, to which DIEGOTEL is a party. All contracts to which DIEGOTEL is a party are in full force and effect and DIEGOTEL and the other parties thereto have performed all of the obligations required to be performed by them thereunder and are not in default thereof. Neither the execution of this AGREEMENT, nor the consummation of the transactions contemplated hereby, will constitute a default under any of such contracts as to which the sale of the shares contemplated by this AGREEMENT may or does constitute a default. None of such contracts will result in a loss to DIEGOTEL upon the completion thereof and none of the purchase commitments which are the subject thereof are in excess of the normal requirements of the BUSINESS or establish a price in excess of that customarily charged for the items which are the subject thereof. Full and complete copies of all such contracts will be supplied to POWERTEL upon request.


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         3.15 Employment Matters. Upon request from POWERTEL, WALLACE shall prepare a complete schedule of the compensation paid to all employees of DIEGOTEL.

         3.16 Labor Relations. To the best of WALLACE'S knowledge, DIEGOTEL has complied with all laws, rules, and regulations relating to the employment of labor and has no labor troubles in the sense that there are no strikes, lockouts, work stoppages, or slow downs, pending or threatened against DIEGOTEL.

         3.17 Legal Proceedings. There are no legal or administrative proceedings of any nature pending or, to the best of WALLACE'S knowledge, threatened against or affecting DIEGOTEL. DIEGOTEL is not in default of any judgment, writ, injunction, or order of any court or governmental agency.

         3.18 Compliance with Laws. DIEGOTEL has not received any notice from any governmental entity asserting a violation by DIEGOTEL of any laws, regulations, or governmental pronouncements of any type, including, without limitation, zoning ordinances, and (i) there are no known claims or investigations involving asserted violations thereof, and (ii) DIEGOTEL has duly complied with all statutes, regulations and governmental pronouncements of all types (including, without limitation, zoning ordinances) and has acquired all licenses and permits required for the operation of its business.

         3.19 Lack of Market for POWERTEL Shares. WALLACE represents that he has had direct, continuing and first-hand experience with the business and operation of POWERTEL and its financial condition and affairs. WALLACE acknowledges that
(i) POWERTEL is currently functioning as Debtor-in-Possession pursuant to Chapter 11 of the United States Bankruptcy Code, (ii) there is little, if any, market for POWERTEL's Class A Common Stock and there may never be any market for such securities, (iii) the Class A Common Stock is deemed to be "high risk" and "speculative," (iv) there is no assurance or guarantee that the Class A Common Stock will ever have any economic value, and (v) the securities issued to WALLACE will be restricted for not less than one year.

         3.20 Bank Accounts. Upon request from POWERTEL, WALLACE shall prepare a complete and accurate list of each bank or financial institution with which DIEGOTEL has an account (including the account numbers) or safety deposit box and the names of the persons authorized to draw thereon or have access thereto.

         3.21 Disclosure. WALLACE has disclosed to POWERTEL all facts material to the business, assets, operations, financial condition, and prospects of DIEGOTEL.

         3.22 Related Parties' Loans. Upon request from POWERTEL, WALLACE shall prepare a list of all loans to or from DIEGOTEL.



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         3.23 Deliveries by WALLACE. In connection with the proposed sale of the
SHARES, WALLACE will deliver to POWERTEL the corporate documents at CONFIRMATION.

         3.24 Securities Exemption. WALLACE's sophisticated and knowledgeable individual who is an "accredited investor" as defined in Rule 501 of Regulation D of the Securities Act of 1933. WALLACE has had an opportunity to conduct an independent investigation into the affairs of DIEGOTEL. WALLACE represents that he is acquiring the SHARES for his personal investment and not with an intention to re-sell or distribute the SHARES to third parties who are not parties to the AGREEMENT. WALLACE stipulates that the purchase of the SHARES is a speculative transaction and that WALLACE is prepared to incur risk of loss of its investment. WALLACE also stipulates that the sale of the SHARES pursuant to the AGREEMENT has been effected pursuant to the provisions of Regulation D and
Section 4(2) of the Securities Act of 1933 and comparable provisions of applicable state securities laws. WALLACE agrees to file any documents reasonably required by POWERTEL to comply with applicable securities laws.

                                   SECTION 4.

                   REPRESENTATIONS AND WARRANTIES OF POWERTEL

         POWERTEL, represents and warrants as follows:

         4.1 Consent of Third Parties. Subject only to ratification of this AGREEMENT by the United States Bankruptcy Court, this AGREEMENT is legally binding upon POWERTEL and POWERTEL'S consummation of the transactions contemplated hereby does not require the consent of any third party except for approval by the Bankruptcy Court as referenced in Section 6.5.

         4.2 Securities Exemption. POWERTEL is a sophisticated and knowledgeable individual who is an "accredited investor" as defined in Rule 501 of Regulation D of the Securities Act of 1933. POWERTEL has had an opportunity to conduct an independent investigation into the affairs of DIEGOTEL. POWERTEL represents that it is acquiring the SHARES for its personal investment and not with an intention to re-sell or distribute the SHARES to third parties who are not parties to the AGREEMENT. POWERTEL stipulates that the purchase of the SHARES is a speculative transaction and that POWERTEL is prepared to incur risk of loss of its investment. POWERTEL also stipulates that the sale of the SHARES pursuant to the AGREEMENT has been effected pursuant to the provisions of Regulation D and
Section 4(2) of the Securities Act of 1933 and comparable provisions of applicable state securities laws. POWERTEL agrees to file any documents reasonably required by WALLACE to comply with applicable securities laws.

         4.3 Financial Statement and Pro Form Financial Projections. Upon request by WALLACE, POWERTEL will provide WALLACE with a copy of its FINANCIAL STATEMENT as filed with the United States Bankruptcy Court. POWERTEL hereby authorizes WALLACE (at WALLACE'S expense) to secure a credit report on POWERTEL. POWERTEL represents that the final statements identified above fairly and accurately reflect POWERTEL'S financial condition and


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that there are no adverse facts not described to WALLACE in writing regarding
POWERTEL'S financial affairs.

                                   SECTION 5.

                              COVENANTS OF WALLACE

         Unless POWERTEL waives such performance in writing, WALLACE covenants as follows:

         5.1 Conveyance of Title to Shares. Pursuant to Section 2.2(d), at CONFIRMATION (as defined in Section 9.1 hereinafter), WALLACE will convey good and marketable title to the SHARES to POWERTEL free and clear of all security interests, claims, liens, proxies, charges, or other encumbrances.

         5.2 WALLACE'S CONFIRMATION Certificate. WALLACE shall execute and deliver to POWERTEL at the CONFIRMATION a certificate which shall certify that, except as otherwise specifically provided therein: (a) all of the representations and warranties made by WALLACE in this AGREEMENT are true and accurate in all respects as of the CONFIRMATION with the same force and effect as though made at such time; and (b) WALLACE have fully performed and/or complied with all of his covenants and other obligations under this AGREEMENT required to be performed and/or complied with by them as of the CONFIRMATION. WALLACE shall describe in such certificate the circumstances concerning any incorrect or inaccurate representations or warranties identified therein.

         5.3 Conduct of Business. To and through the date of CONFIRMATION, subject to Section 5.8 hereof, DIEGOTEL shall conduct its business prudently and in the ordinary course consistent with past practice.

         5.4 No Amendments. To and through the date of CONFIRMATION, no change or amendment shall be made to the Articles of Incorporation of DIEGOTEL.

         5.5 No Capital Changes. To and through the date of CONFIRMATION, DIEGOTEL shall not issue or grant options, warrants, or rights to purchase or to subscribe to any of its stock or any securities or obligations convertible into its stock or make any other changes in its capital structure.

         5.6 No Dividends or Redemptions. To and through the date of CONFIRMATION, DIEGOTEL shall not declare or pay any dividend or other distribution in respect of its stock or purchase any of its stock.

         5.7 Forbearance by Corporation. To and through the date of CONFIRMATION, except as otherwise specifically provided for or required herein, DIEGOTEL shall not do, or agree to do, any of the following:


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                  a)       Mortgage, pledge, or otherwise encumber any of its
                           assets;

                  b) Incur liabilities in an aggregate amount greater than $250,000 without the express written consent of POWERTEL other than in the ordinary course of business or pay any liability other than current liabilities and current maturities of existing long term debt;

                  c) Sell or transfer any of its assets other than sales of inventory in the ordinary course of business;

                  d) Sell any of the inventory of DIEGOTEL other than in the ordinary course of business;

                  e) Cancel, release, or assign any obligations owed to DIEGOTEL or any claims held by it;

                  f) Increase in any manner the compensation of any of DIEGOTEL'S employees (including an increase in fringe benefits or the provision of fringe benefits to employees not previously entitled thereto) or pay or agree to pay any pension or retirement allowance not required by any existing plan or agreement to any employees, or enter into any new pension, retirement, or profit sharing plan or agreement or employment agreement;

                  g) Hire or terminate any employee, except for just cause;

                  h)       Loan money or assets to any person; or

                  i)       Adopt any new method of accounting;

         5.8 Access. To and through the date of CONFIRMATION, WALLACE shall grant POWERTEL and its agents full access to all personnel records, assets, records and documents of DIEGOTEL and shall furnish such financial and operating information as POWERTEL may reasonably request. WALLACE shall provide, upon POWERTEL'S request, verification of DIEGOTEL'S receivables and liabilities.

         5.9 Filing of Tax Returns. To and through the date of CONFIRMATION, any tax returns required to be filed by DIEGOTEL on or prior to the CONFIRMATION shall be submitted to POWERTEL for review.



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                                   SECTION 6.

                 CONDITIONS PRECEDENT TO OBLIGATIONS OF POWERTEL

         The obligations of POWERTEL to be performed hereunder shall be subject to the satisfaction (or waiver by POWERTEL) on or before the CONFIRMATION of each of the following conditions, absent which, at POWERTEL'S election, both parties shall be relieved of any further obligation to one another and any funds or securities deposited or paid by either party shall be returned to the party so depositing or paying compensation:

         6.1 Representations and Warranties True and Accurate as of CONFIRMATION. The representations and warranties of WALLACE contained herein shall be true and accurate in all respects as of the CONFIRMATION with the same force and effect as though made at such time.

         6.2 Performance of Obligations of WALLACE. WALLACE shall have completely performed all of his covenants and obligations hereunder.

         6.3 Exchange of Assets. WALLACE and POWERTEL shall exchange all securities in the amount and manner specified herein.

         6.4 Material Adverse Facts. POWERTEL shall not have discovered nor shall there have occurred after the date hereof, any events, facts or circumstances which reflect in any material adverse way on the financial condition, assets, liabilities, business, or prospects of DIEGOTEL, in the event that POWERTEL discovers any such fact, event or circumstance at any time prior to the Effective Date of the Plan of Reorganization, POWERTEL, at its sole election, may declare this AGREEMENT to be null and void. WALLACE may cause DIEGOTEL to pay out to WALLACE all cash, the cash value of life insurance policies, and funds in bank accounts to satisfy compensation and debt obligations owed to WALLACE by DIEGOTEL, and POWERTEL consents thereto.

         6.5 Form of Documents. All certificates, opinions, and other documents to be delivered by WALLACE to POWERTEL hereunder shall be in form and substance satisfactory to POWERTEL.

         6.6 Ratification of the Agreement and Confirmation of the Plan of Reorganization. POWERTEL is currently functioning as a Debtor-in-Possession pursuant to Section 1107 of the United States Bankruptcy Code. The obligations of POWERTEL to be performed pursuant to this AGREEMENT are specifically contingent upon ratification of this AGREEMENT by the United States Bankruptcy Court for the District of Nevada. In the event that the Bankruptcy Court refuses, for any reason, to ratify this AGREEMENT, the AGREEMENT shall be null and void and have no legal binding effect upon POWERTEL or WALLACE. In addition to the foregoing, this AGREEMENT is specifically contingent upon confirmation by the Bankruptcy Court of the Plan of Reorganization to be filed by POWERTEL with the Bankruptcy Court, and in the event that the Bankruptcy Court refuses, for any reason, to confirm the Plan of Reorganization as submitted by


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POWERTEL, this AGREEMENT shall be null and void and have no further effect or impact upon POWERTEL or WALLACE. WALLACE specifically and explicitly assumes the risk that either (a) the Bankruptcy Court may refuse to ratify this AGREEMENT, or (b) the Bankruptcy Court may refuse to confirm the Plan of Reorganization as submitted by POWERTEL.

                                   SECTION 7.

                              COVENANTS OF POWERTEL

         From the date hereof to and including the CONFIRMATION, POWERTEL covenants as follows (unless otherwise agreed in writing by WALLACE):

         7.1 POWERTEL'S CONFIRMATION Certificate. POWERTEL shall execute and deliver to WALLACE a certificate which shall certify that, except as otherwise specifically provided therein: (a) all of the representations and warranties made by POWERTEL in this AGREEMENT are true and accurate in all respects as of the CONFIRMATION with the same force and effect as though made at such time; (b) POWERTEL has performed and/or complied with all of its covenants and other obligations under this AGREEMENT required to be performed and/or complied with by it as of the CONFIRMATION; and (c) a statement showing the calculation used by POWERTEL in determining that the escrow agent has received an amount equal to Thirty-Five (35%) percent of the issued and outstanding Class A Common Stock of POWERTEL subsequent to implementation of the Plan of Reorganization. From the date hereof until the date of CONFIRMATION, POWERTEL shall notify WALLACE immediately in writing if any of the representations and warranties made herein should become untrue or inaccurate.

                                   SECTION 8.

                 CONDITIONS PRECEDENT TO OBLIGATIONS OF WALLACE

         The obligations of WALLACE to be performed hereunder shall be subject to the satisfaction (or waiver by WALLACE) on or before the CONFIRMATION of each of the following conditions:

         8.1 Representations and Warranties True and Accurate as of CONFIRMATION. The representations and warranties of WALLACE contained herein shall be true and accurate in all respects as of the CONFIRMATION with the same force and effect as though made at such time.

         8.2 Form of Documents and Plan of Reorganization. All certificates and other documents to be delivered by POWERTEL to WALLACE hereunder shall be in form and substance satisfactory to WALLACE. If the Plan of Reorganization as confirmed by the Bankruptcy Court as referred to in Section 6.5, does not conform or alters in any way this AGREEMENT, then this AGREEMENT shall be null and void and have no further effect or impact upon POWERTEL or WALLACE. POWERTEL specifically and explicitly assumes the risk that either (a) the Bankruptcy Court may refuse to ratify this AGREEMENT, (b) the Bankruptcy Court may refuse to confirm the Plan of


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Reorganization as submitted by POWERTEL, or (c) WALLACE may determine that the
Plan of Reorganization does not conform or alters this AGREEMENT within ten days of receipt of a copy of the Plan or any amendments.

                                   SECTION 9.

                            CLOSING AND CONFIRMATION

         9.1 Date. The CLOSING is deemed the date of CONFIRMATION. The CONFIRMATION is date the Bankruptcy Court confirms the Plan.

         9.2 Obligations of WALLACE. Within ten days of this AGREEMENT, WALLACE and POWERTEL shall deliver, or cause to be delivered, to Escrow Agent the following:

                  a) The certificates for the SHARES duly endorsed for transfer to POWERTEL by WALLACE,

                  b) The certificates for the Class A Common Stock deposited with the escrow agent shall be issued in the name of POWERTEL and reissued to WALLACE at time of distribution,

                  c) The corporate records, minute book and stock record book of DIEGOTEL.

                  d) The Promissory Note from WALLACE to POWERTEL in the amount of $100,000 at 9% per year interest with payments to commence six months after the date of DISTRIBUTION and to be paid over thirty monthly payments and in no event will the final shares be distributed until the Note is paid in full.

         9.3 Additional Actions. Each of the parties, individually and/or in their corporate capacities, hereby agrees to execute and deliver all such additional documents and take all actions necessary or appropriate to consummate any and all of the transactions contemplated hereby.

                                   SECTION 10.

          INDEMNIFICATION AND POST CLOSING ADJUSTMENT IN PURCHASE PRICE

         10.1 Indemnification by WALLACE. WALLACE agrees to indemnify and hold POWERTEL and DIEGOTEL harmless from any liabilities or losses (including attorneys' fees and all costs of defense) which are not otherwise covered by any policy of insurance to which the DIEGOTEL was, or is, a party, resulting from:

                  a) The falsity or inaccuracy of any representations or warranties made herein by WALLACE;

                  b) The failure of WALLACE to completely perform any of its covenants or other obligations hereunder; or

                  c) Any liability or loss incurred or suffered by DIEGOTEL or POWERTEL after the CLOSING which relates or is attributable to intentional acts or omissions of WALLACE prior to the CONFIRMATION.

         10.2 Indemnification by POWERTEL. POWERTEL agrees to indemnify and hold WALLACE harmless from any liabilities or losses resulting from:

                  a) The falsity or inaccuracy of any representations or warranties made herein by POWERTEL;

                  b) The failure of POWERTEL to completely perform any of his covenants or other obligations hereunder; or

                  c) Any liability or loss incurred or suffered by WALLACE after the CLOSING which relates or is attributable to acts or omissions of POWERTEL prior to the CONFIRMATION.

         10.3 Defense. If an indemnified party or parties hereunder should receive notice of any claim or proceeding against it or them made by a third party that might result in an indemnification claim hereunder, the indemnified party or parties shall promptly give the indemnifying party or parties written notice of such claim or proceeding and shall permit the indemnifying party or parties at their option, to conduct or participate in the defense of such claim or proceeding by counsel of the indemnifying party's or parties' own choosing and at their own expense. If the indemnifying party or parties accept the tender of the defense of such claim, they shall be deemed to have accepted for their account any and all liability resulting from or relating to such claim. If the indemnifying party or parties decline to conduct the defense of such claim or proceeding, the indemnified party or parties shall assume the defense thereof and may settle the same without the consent of the indemnifying party or parties.

                                   SECTION 11.

                            MISCELLANEOUS PROVISIONS

         11.1 Survival of CLOSING. The provisions of Sections 2, 3, 4, 5.14, 5.15, 7, 10 and 11 shall survive the CLOSING and CONFIRMATION.

         11.2 Notices. Any notices required or permitted hereby shall be deemed given when sent by one party to the other, and to its counsel, in writing by registered or certified U.S. mail, postage prepaid, addressed as follows:

                  WALLACE:              David L. Wallace
                                        5545 Shadow Lawn Drive
                                        Sarasota, FL 34242

                  POWERTEL:             POWERTEL USA, Inc.
                                        c/o Mr. Richard Cascarilla, President
                                        321 West Lake Lansing Rd., Suite 100
                                        East Lansing, NH 48823

                  POWERTEL'S COUNSEL:   Van P. Carter, Esq.
                                        Walter & Haverfield
                                        1300 Terminal Tower
                                        Cleveland, Ohio 44113

                  DIEGO TEL:            DIEGOTEL, Inc.
                                        c/o David Wallace
                                        5545 Shadow Lawn Drive
                                        Sarasota, FL 34242

The above addresses may be changed from time to time by giving notice thereof in the manner provided herein.

         11.3 Successors and Assigns. None of the parties hereto may assign their rights or delegate their duties hereunder without the prior written consent of all parties to this AGREEMENT, which consent will not be unreasonably withheld. This AGREEMENT shall be binding upon and inure to the benefit of the heirs, executors, administrators, and successors of the parties hereto.

         11.4 Integrated Agreement. This instrument and the exhibits attached hereto constitute the complete and exclusive agreement of the parties. The terms of this AGREEMENT may not be modified except in a writing signed by all of the parties hereto.

         11.5 Risk of Loss. Risk of loss of, or damage or destruction to, the assets of DIEGOTEL shall be borne by WALLACE until the CONFIRMATION. In the event of material damage or destruction to such property, WALLACE shall promptly notify POWERTEL. POWERTEL shall thereupon have the right, at its option, to elect to terminate this AGREEMENT without liability or to proceed to the CONFIRMATION and accept any insurance proceeds received by DIEGOTEL as a result of such damage or destruction. "Material damage" shall mean such damage as prevents the CORPORATION from effectively conducting its business.

         11.6 Governing Law. The rights and obligations of the parties hereunder and the interpretation of this AGREEMENT shall be governed by the laws of the state of Nevada (other than those relating to conflicts of laws).

         11.7 No Finder's Fees or Brokerage Commissions. Each of the parties hereto represents that it dealt with no brokers or finders with respect to the sale of the SHARES hereunder and that there are no brokerage commissions, finder's fees, or similar payments owed as a result thereof.

         11.8 Counterparts. This AGREEMENT may be executed in two or more counterparts, each of which shall be deemed to be an original, and all of which taken together shall constitute one and the same instrument. The receipt of a telefax copy of any executed page shall be accepted as the original.

         11.9 Waivers. Waiver of the benefit of any provision hereof must be in writing to be effective. The waiver by any party of a breach of any provision of this AGREEMENT shall not operate or be construed as a waiver of any subsequent breach. No action taken pursuant to this AGREEMENT, including without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants, or other obligations contained herein.

         11.10 Books and Records and Tax Returns. POWERTEL will during regular business hours provide WALLACE with reasonable access to WALLACE'S financial and accounting books and records which relate to the period prior to the CONFIRMATION, provided, however, that WALLACE shall have similar access at if audits of WALLACE'S individual federal, state or local income tax returns necessitate access to DIEGOTEL'S records or in the event POWERTEL defaults in the timely payment of any amounts due to WALLACE hereunder. For purposes hereof, access to books and records shall include the right to make copies thereof. In addition, neither DIEGOTEL nor POWERTEL shall file any federal, state or local tax return or form for the fiscal year ending February 28, 1997 unless and until such return is reviewed and approved by WALLACE.

         11.11 Interpretation. Except where otherwise required by the context, words of any gender used herein shall be deemed to include any and all genders and the singular and plural shall be interchangeable.

         11.12 No Third Party Beneficiaries. Nothing herein expressed or implied is intended to confer or shall be construed as conferring upon or giving to any person other than the parties hereto and DIEGOTEL any rights or benefits under or by reason of this AGREEMENT.

         11.13 Incorporation by Reference. Each Exhibit referenced in this AGREEMENT is hereby incorporated by reference and deemed to be a material component of this AGREEMENT as if fully set forth therein.

         11.14 Commitment to Assist in Post Closing Matters. The Parties to this AGREEMENT acknowledge that it may be necessary to amend this AGREEMENT and/or to execute additional documents in order to implement the understanding which has been reached, and each Party to this AGREEMENT commits to cooperate and use its/his best efforts in order that the objectives of this AGREEMENT may be achieved.

         11.16 Accuracy of Recitals. The Recitals set forth above are true and correct and are hereby incorporated herein by reference.

         11.17 Entire Agreement. This AGREEMENT constitutes the entire agreement by and among the Parties with respect to the exchange of shares and all other agreements, oral or written shall be deemed to be null and void.

         To evidence their consent to the foregoing, the parties executed this instrument on the dates set opposite their signatures below.

                                 POWERTEL USA, INC.


Dated:      April 22, 1998       By:     /s/ Richard A. Cascarilla
         ------------------           ------------------------------------------
                                        Its:  President, Richard A. Cascarilla



                                 DIEGO TEL, INC.


Dated:      April 22, 1998       By:     /s/ David L. Wallace
         ------------------           ------------------------------------------
                                        Its:  President, David L. Wallace




Dated:      April 22, 1998       By:     /s/ David L. Wallace
         ------------------           ------------------------------------------
                                          David L. Wallace

                   ADDENDUM TO AMENDED AND RESTATED AGREEMENT
                              FOR EXCHANGE OF STOCK

         THIS ADDENDUM TO AMENDED AND RESTATED AGREEMENT FOR EXCHANGE
OF STOCK (the "Addendum") is intended to and does by execution hereof amend, modify, and alter the Amended and Restated Agreement for Exchange of Stock between David Wallace and POWERTEL USA, Inc. dated April 22,1998 as follows:

         Section 2.1 entitled "Adjustment' is hereby deleted in its entirety and the new Section 2.1 will read:

2.1      Adjustment.

         In consideration of the tender to POWERTEL of 100% of the issued and outstanding common stock of DIEGO TEL, POWERTEL shall forthwith tender to the Escrow Agent an amount of the issued and outstanding, Class A Common Stock of POWERTEL such that the Escrow Agent will hold Thirty-Five Percent (35%) of the issued and outstanding Class A Common Stock of POWERTEL. In the event that POWERTEL, as a result of its Plan of Reorganization or any settlements of any claims (except those of the disputed class) issues additional Class A Common Stock or effects a reverse stock split at any time before the tenth day following the Effective Date of the Plan of Reorganization, then the number of shares of Class A Common Stock issued to the Escrow Agent shall be adjusted to Thirty-Five Percent (35%) of the issued and outstanding Class A Common Stock of POWERTEL subsequent to implementation of the Plan of Reorganization and distributed to WALLACE in accordance with Section 2.2(b) of this Agreement.

         Section 2.2(b) is hereby deleted in its entirety and new Section 2.2(b) will read:

         The Class A Common Stock held in escrow shall be restricted stock pursuant to the Securities Act of 1933 and shall be separated into ten (10) equal allotments, each of which shall be referred to as a 10 percent allotment. The Escrow Agent shall release a 10 percent allotment at the end of the month in which POWERTEL receives "Telecommunications Revenue," which for purposes of this Agreement means the cash receipts actually received by POWERTEL, in excess of $100,000. The Escrow Agent shall release an additional 10 percent allotment for each additional incremental increase of $100,000 of Telecommunications Revenue more than the month before. The 10 percent allotments shall be distributed to WALLACE at no more than monthly intervals. To receive all ten allotments, POWERTEL must receive Telecommunications Revenue in excess of $4.5 Million within thirty months after the Confirmation Date as defined in POWERTEL's Plan of Reorganization.

         Section 2.2(c) is hereby deleted in its entirety and the new Section 2.2(c) will read:

         (c) If shares remain in the escrow at the end of the thirty months, then the escrow shall release the remaining shares within thirty (30) days. In no event shall the Escrow Agent return the unissued shares to POWERTEL if the Telecommunications Revenue exceeds $4.5 Million and provided WALLACE has paid in full the Promissory Note in the amount $100,000 held in escrow by the Escrow Agent. If the total Telecommunications Revenue is less than $4.5 Million, then the remaining, unearned and unissued shares shall be returned to POWERTEL and the earned 10 percent allotments shall be distributed to WALLACE upon payment in full of the $100,000 Promissory Note.

         IN WITNESS WHEREOF, the POWERTEL, DIEGO TEL and WALLACE have signed duplicate copies of this Addendum on this 8th day of June , 1998.
Signed in the Presence of:

                                              POWERTEL USA, INC.

     /s/ Wendy S. Burhard                     By:     /s/ Richard Cascarilla
-------------------------------                   -----------------------------
                                                     Richard Cascarilla
                                              Title:     President


                                              DIEGO TEL, INC.



                                              By:    /s/ David L. Wallace
-------------------------------                   -----------------------------
                                                     David L. Wallace
                                              Title:     President




                                                  /s/ David L. Wallace
-------------------------------                   -----------------------------
                                              David L. Wallace, Individually